UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)⁯
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX
10.1       Exhibits to Real Estate Purchase and Sale Agreement (Jones Spoils Tracts, Harris County, TX) by and between PASADENA NITROGEN LLC, a Delaware limited liability company, as Seller, and CPB PROPERTIES, LLC, a Texas limited liability company, as Purchaser, and joined in by AGRIFOS HOLDINGS, INC., a Delaware corporation, effective February 26, 2014.

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2014, Orion Marine Group, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Report") to report the purchase of land located in Harris County, Texas, pursuant to a Real Estate Purchase and Sale agreement (the "PSA") effective February 25, 2014.

The Company attached the PSA as Exhibit 10.1 to the Original Report.

This amendment to the Original Report is being filed to provide the exhibits to the PSA, as required. This amendment makes no other amendments to the Original Report.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits:

The following exhibits are filed as part of this Report pursuant to Item 1.01.

*10.1     Exhibits to Real Estate Purchase and Sale Agreement (Jones Spoils Tracts, Harris County, TX) by and between PASADENA NITROGEN LLC, a Delaware limited liability company, as Seller, and CPB PROPERTIES, LLC, a Texas limited liability company, as Purchaser, and joined in by AGRIFOS HOLDINGS, INC., a Delaware corporation, effective February 26, 2014. (Purchase and Sale Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K dated February 27, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: March 4, 2014	By:	/s/ Christopher J. DeAlmeida
Vice President and Chief Financial Officer

Exhibit Index

10.1       Real Estate Purchase and Sale Agreement (Jones Spoils Tracts, Harris County, TX) by and between PASADENA NITROGEN LLC, a Delaware limited liability company, as Seller, and CPB PROPERTIES, LLC, a Texas limited liability company, as Purchaser, and joined in by AGRIFOS HOLDINGS, INC., a Delaware corporation, effective February 26, 2014.